ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of January 16, 2007 (“Agreement”), among THELEN REID BROWN RAYSMAN & STEINER LLP (the “Escrow Agent”), the investors set forth on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), IRISH MAG, INC., a Florida corporation (the “Company”), and JIANG HUAI LIN (“Mr. Lin”). The Escrow Agent, the Investors and the Company are sometimes individually referred to herein as a “Party” and collectively, as the “Parties”.

BACKGROUND

The Investors and the Company are entering into a Securities Purchase Agreement on the date hereof (the “Securities Purchase Agreement”) pursuant to which the Investors are to acquire a number of shares of the Company’s common stock as specified therein for an aggregate purchase price of $14,950,001.80

The Company has agreed to provide the Investors with certain exclusive negotiating rights as set forth in this Agreement in consideration of the Investors putting an aggregate of Fourteen Million, Nine Hundred Fifty Thousand and One Dollars and Eighty Cents ($14,950,001.80) (the “Escrow Deposit”) into escrow on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Escrow Agent; Establishment of Escrow Account.

(a) The Investors, the Company and Mr. Lin each hereby appoint the Escrow Agent as escrow agent and the Escrow Agent accepts that appointment and agrees to hold and dispose of the Escrow Deposit in accordance with the terms of this Agreement. Escrow Agent acknowledges receipt of fair and reasonable consideration for its services.

(b) The Escrow Deposit shall be provided to the Escrow Agent in immediately available funds by federal wire transfer and shall be deposited by the Escrow Agent in an interest bearing escrow account (the “Escrow Account”) that is segregated from all other accounts.

2. Release of the Escrow Deposit.

(a) On January 31, 2007 the Escrow Agent shall promptly release the Escrow Deposit to the Investors in such amounts as were deposited by each Investor with the Escrow Agent, if the Closing (as defined in the Securities Purchase Agreement) has not occurred. The Escrow Agent shall release the Escrow Deposit to the Investor upon receipt from the Investor of written instructions to that effect, which instructions shall be provided at the sole discretion of the Investor. Neither the Company nor any affiliate of the Company shall deliver any notice to the Escrow Agent that conflicts in any way with the written instructions of the Investors hereunder and the Escrow Agent shall be permitted to ignore any such conflicting notice. The Escrow Agent shall return the Escrow Deposit to the Investors promptly following receipt by the Escrow Agent of such Investors instructions and may rely on such written instructions from the Investors even if such written instructions are contrary to anything contained in this Agreement or in the Securities Purchase Agreement.

(b) On or before January 31, 2007 the Escrow Agent shall promptly release one-half of the Escrow Deposit, which is Seven Million, Four Hundred Seventy Five Thousand Dollars and Ninety Cents ($7,475,000.90) (the “First Closing Escrow”), in accordance with Exhibit A hereto, upon receipt of a joint written instruction from the Company and the Investors, if the Closing (as defined in the Securities Purchase Agreement) has occurred.

(c) If the First Closing Escrow has been released to the Company in accordance with Section 2(b), then, on April 30, 2007 (the “Due Date”), the Escrow Agent shall promptly release Seven Million, Four Hundred Seventy Five Thousand Dollars and Ninety Cents ($7,475,000.90) (the “Second Closing Escrow”) to the Investors in such amounts as were deposited by each Investor with the Escrow Agent, if Second Closing (as defined in the Securities Purchase Agreement) has not occurred. The Escrow Agent shall release the Second Closing Escrow to the Investors upon receipt from the Investor of written instructions to that effect, which such instructions shall be provided at the sole discretion of the Investors. Neither the Company nor any affiliate of the Company shall deliver any notice to the Escrow Agent that conflicts in any way with the written instructions of the Investors hereunder and the Escrow Agent shall be permitted to ignore any such conflicting notice. The Escrow Agent shall return the Second Closing Escrow to the Investors promptly following receipt by the Escrow Agent of such Investors instructions and may rely on such written instructions from the Investors even if such written instructions are contrary to anything contained in this Agreement or in the Securities Purchase Agreement. Notwithstanding the foregoing, upon the written request of the Company to the Investors with a copy to the Escrow Agent, and at the option of the Investors, the Investors may provide the Company with monthly extensions of the Due Date, provided that the Company pays to the Investors (pro rated based on the amounts that were deposited by each Investor with the Escrow Agent) in advance for each such monthly extension an aggregate extension fee equal to $74,750. Such extension fee shall be pro rated for periods of less than one full month. If any such extension is so granted by the Investors, then the Second Closing Escrow shall be released (i) in accordance with Exhibit B hereto upon the occurrence of the Second Closing (as defined in the Securities Purchase Agreement), upon receipt of a joint written instruction from the Company and the Investors, or (ii) to the Investors, in such amounts as were deposited by each Investor with the Escrow Agent, upon notice (provided in accordance with the second, third and fourth sentence in this subsection (c)) to the Escrow Agent that the Second Closing (as defined in the Securities Purchase Agreement) has not occurred following the expiration of any such extension.

(d) If the First Closing Escrow has been released in accordance with Exhibit A, then, on or before April 30, 2007 (the “Due Date”), the Escrow Agent shall promptly release the Second Closing Escrow in accordance with Exhibit B, upon receipt of a joint written instruction from the Company and the Investors, if the Second Closing has occurred.

(e) Notwithstanding any other provision of this Agreement, if at any time Escrow Agent shall receive from the Company and the Investors (prior to being directed to take action by a court) joint written instructions as to the delivery of the Escrow Deposit or any portion thereof, Escrow Agent shall deliver the Escrow Deposit in accordance with such joint written instructions.

(f) All interest accrued on the Escrow Deposit shall be released to the Investors (pro rated based upon the amounts that were deposited by each Investor with the Escrow Agent) regardless of whether the Escrow Deposit itself has been released in accordance with Exhibit A or Exhibit B or to the Investors in accordance with the other provisions of this Section 2.

3. Exclusivity. The Company and Mr. Lin agree that, for a period commencing on the date of execution of this Agreement and ending on the date that the Escrow Deposit is fully disbursed in accordance with this Agreement (the “Exclusivity Period”), the Company and Mr. Lin shall not, and shall cause their respective employees, affiliates, directors, or representatives not to, directly or indirectly, provide information regarding the Company to, or initiate, negotiate, or hold any discussions or enter into any understanding or agreement with, any party other than the Investors with respect to any Competitive Transaction (as defined below). To the extent such discussions or negotiations are on-going, they will be terminated immediately. In addition, the Company and Mr. Lin agree to immediately communicate to the Investors the terms of any proposal relating to a Competitive Transaction received by the Company or the employees, directors, or representatives of the Company during the Exclusivity Period. For purposes of this Agreement, a “Competitive Transaction” is a transaction involving, directly or indirectly, (i) the offer and/or sale of securities of the Company to any Person regardless of whether such securities are equity securities, debt securities or convertible or derivative securities, (ii) any transaction involving any loan of money or other property to the Company by any Person regardless of the structure of any such loan and including transactions such as capitalized leases and similar transactions, (iii) the acquisition of the Company or of all or any material portion of the assets of, or of any of the stock in, the Company regardless of the structure of any such acquisition, or the authorization of any advisors of the Company to take any action for the purposes of advancing any such acquisition with any party other than the Purchaser, or (ii) the taking any other action that is inconsistent with the implementation of this Agreement and the existing term sheet entered delivered to the Parties.

4. Interpleader. The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Deposit with the clerk of the court. In the event of any dispute regarding who is entitled to the Escrow Deposit at any time, the Escrow Agent may determine not to release the Escrow Deposit to either any Investor or the Company and may commence an interpleader action as aforesaid or may cause the Escrow Deposit to be deposited with a court of competent jurisdiction whereupon it shall cease to have any further obligation hereunder. Upon any delivery or deposit of the Escrow Deposit as provided in this Section 4, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

5. Concerning the Escrow Agent

(a) The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's gross negligence or willful misconduct.

(b) The Company and the Investors jointly and severally shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct. As between the Company and the Investors, such obligations shall be borne equally by the Company and the Investors. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, if and to the extent that the Escrow Agent itself is a law firm, its standard hourly rates and charges then in effect.

(c) The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

(d) The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Stock Purchase Agreement.

(e) All of the Escrow Agent's rights of indemnification provided for in this Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Deposit in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after this date.

(f) The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Agreement to accomplish the intentions of the Parties.

6. Representations.

Each Investor and the Company each represents and warrants to the Escrow Agent that each has full power and authority to enter into and perform this Agreement; that this Agreement was duly authorized by all necessary corporate or other action; and that this Agreement is enforceable against each Party in accordance with its terms.

7. Resignation; Successor Escrow Agent.

The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 30 days prior notice to each of the other Parties. Upon receipt of a notice of resignation, each of the other Parties shall use their best efforts to select a successor agent within 15 days, but if within that 15 day period the Escrow Agent has not received a notice signed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires. The fees and charges of any successor escrow agent shall be payable out of the Purchase Price. A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position. The Investors and the Company shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment.

8. Notices.

All notices, instructions, objections or other communications under this Agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective Parties at the addresses specified on the signature page hereto.

9. Miscellaneous.

(a) The Company and the Investors shall jointly and severally pay to the Escrow Agent on demand, all costs and expenses, including, without limitation, the costs of any interpleader or similar action, incurred by the Escrow Agent in performing its services under this Agreement. As between the Company and the Investors, such obligations shall be borne equally by the Company and the Investors.

(b) If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

(c) This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Agreement or any interest in the Escrow Deposit without the written consent of the other parties unless otherwise specified herein, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Deposit to any person other than, the Company or the Investors.

(d) This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

(e) The courts of New York State and the United States District Courts for New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by mail in accordance with the notice provisions of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

(f) This Agreement contains a complete statement of all of the arrangements among the Parties with respect to its subject matter and cannot be changed or terminated orally. Any waiver must be in writing.

(g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(h) The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the respective parties have executed this Agreement as of the date first above written.

By:
Name:
Title:

Address:

Fax:

By:
Name:
Title:

Address:

Fax:

IRISH MAG, INC.

By:
Name:
Title:

Address:

Fax:

THELEN REID BROWN RAYSMAN &
STEINER LLP

By: /s/ Louis A. Bevilacqua
Louis A. Bevilacqua
Partner

Address:
701 Eighth Street, NW
Washington, DC 20001
Fax: 202-654-1804

/s/ Jiang Huai Lin
MR. LIN

Address:

Unit D, Block 2, Tian An Cyber Park
Chengongmiao, Shenzhen, Guangdong, 518040
People’s Republic of China

EXHIBIT A
CLOSING FLOW OF FUNDS

EXHIBIT B
SECOND CLOSING FLOW OF FUNDS